EXHIBIT 99.2


The following table sets forth a reconciliation of forecasted net loss from continuing operations to forecasted EBITDA (Modified) and Adjusted EBITDA for the year ended December 31, 2006 (in thousands):

                                                       2006
                                           ------------------------------
                                            Range of Forecasted Outcomes
                                           ------------------------------
Net loss from Continuing Oprerations
  attributable to common stock             $(233,000)   TO     $(228,000)
PIERS dividends                               22,000              22,000
                                           ---------           ---------
Net loss from Continuing Operations        $(211,000)   TO     $(206,000)
Cumulative effect of a change in
  accounting principle                         1,000               1,000
Income tax expense                             5,000               5,000
Other expense                                 12,000              12,000
Early repurchase of debt                           -                   -
Equity in operations of partnerships           1,000               1,000
Minority interest in earnings                 39,000              39,000
Interest expense (net)                       199,000             199,000
Loss on fixed assets                          22,000              22,000
Amortization                                   1,000               1,000
Depreciation                                 133,000             133,000
Stock-based compensation                      17,000              17,000
                                           ---------           ---------
EBITDA (Modified)                            219,000             224,000
Third party interest in EBITDA
  of certain parks (3)                       (45,000)            (45,000)
                                           ---------           ---------
Adjusted EBITDA (as reported)                174,000    TO       179,000
Non-recurring costs primarily
  related to management changes               16,000              16,000
                                           ---------           ---------
Adjusted EBITDA*                           $ 190,000           $ 195,000
                                           =========           =========

* Adjusted EBITDA outcomes were cited by Jeff Speed in the webcast/update call on January 12, 2007

EBITDA (Modified), a non-GAAP measure, is defined as net income (loss) before discontinued operations, income tax expense (benefit), other expense, early repurchase of debt (formerly an extraordinary loss), minority interest in earnings (losses), interest expense (net), amortization, depreciation, stock-based compensation, and gain (loss) on disposal of assets. Adjusted EBITDA, also a non-GAAP measure, is defined as EBITDA (Modified) minus interests of third parties in EBITDA of the four parks plus our interest in one hotel, that are less than wholly owned. The company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, "EBITDA-Based Measures") provide useful information to investors regarding the Company's operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA-Based Measures are used by many investors, equity analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA is approximately equal to "Consolidated Cash Flow" as defined in the indentures relating to the Company's senior notes. Neither of the EBITDA-Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. EBITDA (Modified) and Adjusted EBITDA as defined in this context may differ from similarly titled measure presented by other companies.